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                                                                     Exhibit 8.6


                       SPECIAL CUSTODY ACCOUNT AGREEMENT
                       ---------------------------------
                                (Short Sales)

     AGREEMENT, dated as of May 21, 1996, by and among State Street Bank and Trust Company, in its capacity as custodian hereunder ("Bank"), Harris Associates Investment Trust Series Designated The Oakmark Fund, (the "Customer"), and Morgan Stanley & Co. Incorporated ("Broker").

     WHEREAS, Broker is a securities broker-dealer registered with the Securities and Exchange Commission and a clearing member of The Options Clearing Corporation("OCC") and is a member of several national securities exchanges; and

     WHEREAS, Customer desires from time to time to sell securities "short" through Broker, such short sales being permitted by Customer's investment policies, and for that purpose has opened one or more margin accounts with Broker (each an "Account") and executed Broker's "Margin Account Agreement" (the "Customer Agreement"); and

     WHEREAS, to facilitate Customer's transactions through Broker, Customer, Bank and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and with the provisions of Rule 431 of the New York Stock Exchange and other applicable requirements and for compliance by Customer with Regulation X of the Board of Governors of the Federal Reserve System and other requirements ("Margin Rules"); and

        WHEREAS, to assist Broker and Customer in complying with the Margin Rules, Bank is prepared to act as custodian to hold Collateral as defined below (in such capacity, Bank is herein called the "Custodian").

     NOW, THEREFORE, be it agreed as follows:

     1.   As used herein, the following terms have the following meanings:

     "Adequate Margin" shall mean such Collateral as is adequate in Broker's judgment under the Margin Rules and the internal policies of Broker. For purposes hereunder, Collateral shall be valued by Broker at Broker's sole discretion.

     "Advice from Broker" or "Advice" means a written notice sent to Customer and/or Bank or transmitted by a facsimile sending device, except that for any of the following purposes it may mean notice by telephone to a person designated by Customer in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer and
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confirmed promptly in writing thereafter: (i) for initial or additional
Collateral; (ii) that Customer has defaulted pursuant to paragraph 9(a) hereof; or (iii) to Advise Customer with respect to Broker's ability to effect a short sale. With respect to any short sale or covering purchase transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and/or Bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by an authorized person of Broker and sent or transmitted to Customer and/or Bank. An officer of Broker will certify to Bank and Customer the names and signatures of those employees who are authorized to Advise by telephone and/or sign Advices from Broker, which certification may be amended from time to time. When used herein the term "Advise" means the act of sending an Advice from Broker.

     "Closing Transaction" is a transaction in which Customer purchases securities which have been sold short.

     "Collateral" shall mean cash or U.S. Government securities or other securities acceptable to Broker which are deposited by Customer from time to time in the Special Custody Account defined below.

     "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect or (C) any such petition or application has been filed, or any such proceeding has commenced, against the Customer or the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

     "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Bank and/or Broker or transmitted by a facsimile sending device and which is reasonably believed by Bank and/or Broker in good faith to be signed by a person authorized to give Instructions on behalf of Customer. An authorized agent of Customer will certify to Bank and Broker the names and signatures of those persons authorized to Instruct Bank and/or Broker, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

     "Receipt of Payment" means receipt by Bank on behalf of Broker, of (1) a certified or official bank check, (2) a written or telegraphic advice from a registered clearing agency that

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funds have been or will be credited to the account of Bank, or (3) a transfer of funds from any of Broker's accounts maintained at Bank.

     "Receipt of Securities" means receipt by Bank on behalf of Broker, of (1) securities in proper from for transfer or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank.

     2. From time to time, Customer may place orders with Broker for the short sale of securities. Prior to the acceptance of such short sale orders Broker will Advise Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

     3. Bank shall open an account on its books entitled "Special Custody Account for margin and short sales for Morgan Stanley & Co. Incorporated as pledgee of Harris Associates Investment Trust Series Designated The Oakmark Fund," (referred to herein as "Special Custody Account"). Collateral shall be released only in accordance with this Agreement. Bank agrees to release Collateral to Customer from the pledge hereunder only upon receipt of Advice from Broker. Customer can substitute or exchange the cash, securities or similar property in the Special Custody Account only after Customer notifies Broker of the contemplated substitution or exchange and Broker Advises Bank that such substitution or exchange is acceptable. Customer hereby grants a continuing security interest to Broker in the Collateral and the proceeds thereof to secure its obligations to Broker under the Margin Agreement and this Agreement.

     4. Customer agrees to instruct Bank in Instructions from Customer that cash and securities specified by Customer qualifying as Collateral and at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin are to be identified on Bank's books and records as pledged to Broker as Collateral. Such Collateral (i) will be held by Bank in the Special Custody Account for Broker as agent of Broker, subject to the terms and conditions of this Agreement; (ii) may be released only in accordance with the terms of this Agreement; and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming through Broker, including creditors of Broker. Bank will hold the Collateral in the Special Custody Account separate and apart from any other property of Customer which may be held by Bank, subject to the interest therein of Broker as the pledgee thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein.

     Any dividends or interest paid with respect to the Collateral held in the Special Custody Account shall be paid by Bank to Customer when collected unless Bank has received other instructions from Customer.

     Bank will confirm in writing to Broker and Customer all pledges, deliveries, releases or substitutions of Collateral. Bank will also advise Broker and Customer upon request, at any time, of the kind and amount of Collateral pledged to Broker and held in the Special Custody Account. A monthly statement will be provided to Broker and Customer listing all Collateral held in the Special Custody Account. Bank will also advise Broker daily by 3:00 p.m. E.S.T of the amount

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of the Collateral pledged to Broker as of the close of business of the prior business day by facsimile to (718) 754-______ and once a month to the Broker's address. Upon the request of Customer, Broker shall Advise Bank and Customer of any excess of Collateral in the Special Custody Account. Upon Customer's request, broker shall Advise Bank to transfer such excess Collateral out of the Special Custody Account to an account designated by Customer.

     5. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Bank shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities. Securities Collateral may be held at Depository Trust Company ("DTC") or other book-entry depository system in the account of Bank, except U.S. Treasury securities may also be held at the Federal Reserve Bank in the account of Bank. The Bank represents that Collateral will not be subject to any lien, charge, security interest or other right or claim of the Bank or any person claiming through the Bank.

     6. Bank will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer held by Bank and other property in which Broker has an interest.

     7. Customer agrees to maintain Adequate Margin at all times. Broker shall initially, and from time to time, advise Customer (in an Advice from Broker) of the value of Collateral which is necessary to constitute Adequate Margin. Broker shall, from time to time and on the last business day of each week, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer by 11:00 a.m. New York time of the amount of the net debit or credit, as the case may be. If a net debit balance exists on such day, Customer will cause an amount equal to such net debit balance to be deposited as Collateral in the Special Custody Account by the close of business on such day. If a net credit balance exists on such day, Broker will pay interest on such credit balance at the rate listed in Appendix A hereto. Broker will pay interest on short credit balances at the rates listed in Appendix A hereto. Balances will be appropriately adjusted to reflect each Closing Transaction. Upon Customer's request, Broker shall promptly transfer excess Collateral out of Customer's Account with Broker into an account designated by Customer.

     8. It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short," and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long." Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer.

     9(a) In the event of default of Customer of any obligation hereunder or under the Margin Agreement, or in the event of Customer's Insolvency, Broker may, after transmittal of an Advice from Broker to Customer specifying such default of Insolvency and of its intention to do so, and only if Customer continues to be in default or Insolvent, sell and Advise Bank to deliver to Broker the proceeds of such of the Collateral as in Broker's judgment is reasonably necessary for

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the protection of its interest under this Agreement. Bank will act immediately upon receipt of such Advice from Broker. Bank will also provide prompt telephone notice to Customer of any receipt by Bank of such Advice from Broker.

     (b) Any sale of Collateral made pursuant to this paragraph 9 must be made on the exchange or other market where such business is then usually transacted. Such shall be made in a manner commercially reasonable for such securities. Customer shall remain liable to Broker for the deficiency. Broker shall notify Customer of any sale of Collateral and any deficiency remaining in an Advice from Broker. If the proceeds of any such sale exceed the amount due to Broker under this paragraph 9, the excess of the amount due to Broker shall remain in the Special Custody Account as Collateral unless otherwise released or withdrawn as provided herein.

     10. Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

     11. Bank's duties and responsibilities are as set forth in this Agreement. With respect to any losses or liabilities, Bank shall not be liable or responsible for acting or not acting pursuant to any Instructions, Advices or notices from Customer or Broker believed by Bank in good faith to be genuine and authorized, except in the case of Bank's bad faith or negligence.

     As between Customer and Bank, the terms of the Custodian Agreement shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement.

     As between Bank and Broker, Broker shall indemnify and hold Bank harmless for any losses or liabilities incurred by Bank (including reasonable attorneys fees) arising out of any act or omission of Bank's in accordance with any Advice or notice from Broker, except to the extent of Bank's negligence or bad faith in carrying out such Advice, in the case of such bad faith or negligence, Bank shall indemnify and hold Broker harmless for any losses or liabilities incurred by Broker (including reasonable attorneys fees).

     12. Neither Broker nor Bank shall be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker or Bank hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own, or Bank's own, as the case may be, negligence or willful misconduct.

     13. No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the parties hereto.

     14. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.


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     15. It is agreed that, notwithstanding any language to the contrary in
Bank's form of confirmation, Bank holds the Collateral as agent of Broker as pledgee and secured party hereunder, not as escrow agent.

     16. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances, other than to Broker in accordance with the Margin Agreement and this Agreement.

     17. Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not be affected by such termination until the release of such Collateral pursuant to applicable rules of such national securities exchanges of which Broker may be a member, as applicable.

     18. Written communications hereunder shall be sent by facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

     (a)  If to Bank, to:


     (b)  If to Customer, to:
          Harris Associates Investment Trust Series Designated
          The Oakmark Fund
          Attention: Molly Head
          Phone:  (312)621-0555
          Fax:    (312)621-0372


     (c)  If to Broker, to:
          Morgan Stanley & Co. Incorporated
          Correspondent Services
          One Pierrepont Plaza
          Brooklyn, New York 11202
          Attention:
          Phone: (718) 754-
          Fax:   (718) 754-










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     19.  This Agreement will be governed by the laws of the State of New York applicable to transactions entered into and to be performed wholly within the State of New York.

                                        State Street Bank and Trust Company
                                        as Bank

                                        By: /s/ Jeff D. Conway
                                            --------------------------------
                                            Name: Jeff D. Conway
                                            Title: Vice President

                                        HARRIS ASSOCIATES INVESTMENT TRUST
                                        as Customer

                                        By: /s/ Victor A. Morgenstern
                                            --------------------------------
                                            Name: Victor A. Morgenstern
                                            Title: President

                                        Morgan Stanley & Co. Incorporated
                                        as Broker

                                        By: /s/ Frederick B. Krom
                                            --------------------------------
                                            Frederick B. Krom III
                                            Managing Director

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